Computation of Ratio of Earnings to Fixed  Charges                  Exhibit 12.1
(Dollars in millions)


                                                                                                   Pro Forma
                                                                                                 for the year
                                                                       For the fiscal years         ended
                                                                       ended December 31,         December 31,
                                                                    ---------------------------   ----------
                                                                    1998     1999     2000           2000
                                                                    ---------------------------   ----------
Earnings:
      Income (loss) before income taxes and extraordinary item      $  (1.5) $ (55.1) $ (571.4)    $ (602.5)
      Capitalized interest                                               --     (0.5)     (1.1)        (1.1)
                                                                    ---------------------------   ---------
 Subtotal                                                              (1.5)   (55.6)   (572.5)      (603.6)
                                                                    ---------------------------   ---------
Fixed charges:
      Interest charges                                                 17.3     19.5      17.5         41.7
      Interest factor of operating rents                                1.0      1.4       1.5          1.5
                                                                    ---------------------------   ---------
Total fixed charges                                                    18.3     20.9      19.0         43.2
                                                                    ---------------------------   ---------

Earnings, as  adjusted                                              $  16.8  $ (34.7) $ (553.5)    $ (560.4)
                                                                    ===========================   =========
Ratio of earnings to fixed charges                                            --        --           --
                                                                    ===========================   =========

Earnings, as adjusted, were inadequate to cover fixed charges by:   $   1.5  $  55.6  $  572.5     $  603.6
                                                                    ===========================   =========


                                                                                            Pro Forma
                                                                                           for the nine
                                                                   For the nine months     months ended
                                                                    ended September 30,    September 30,
                                                                   ------------------      -----------
                                                                     2000    2001              2001
                                                                   ------------------      -----------
Earnings:
      Income (loss) before income taxes and extraordinary item   $   11.3  $   43.1          $   17.6
      Capitalized interest                                           (0.8)     (0.8)             (0.8)
                                                                 --------------------        --------
 Subtotal                                                            10.5      42.3              16.8
                                                                 --------------------        --------

Fixed charges:
      Interest charges                                               12.9       9.8              31.2
      Interest factor of operating rents                              1.1       1.3               1.3
                                                                 --------------------        --------
Total fixed charges                                                  14.0      11.1              32.5
                                                                 --------------------        --------
Earnings, as adjusted                                            $   24.5  $   53.4          $   49.3
                                                                 ====================        ========
Ratio of earnings to fixed charges                                   1.75      4.81              1.52
                                                                 ====================        ========